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                                                                    EXHIBIT 10.1

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement (the "Amendment") is made this 23rd day of July, 1997, by and between The Score Board, Inc., a New Jersey corporation with offices at 1951 Old Cuthbert Road, Cherry Hill, New Jersey 08034 (the "Corporation"), and Kenneth Goldin, an individual residing at 22 East Holly Oak, Voorhees, New Jersey 08043 (the "Employee"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement (as hereinafter defined).

                              W I T N E S S E T H:

     WHEREAS, Corporation and Employee are parties to a certain Employment Agreement dated November 5, 1996 (the "Employment Agreement"); and

     WHEREAS, Corporation and Employee wish to amend the Employment agreement in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree to amend the Employment Agreement as follows:

     1.   Paragraph 2 - Term.  Paragraph 2 of the Employment Agreement is hereby
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amended and restated in its entirety as follows:

          "2.  Term.  The term of employment of Employee under this Agreement
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          shall commence on November 1, 1996, and shall continue, unless terminated in accordance with the provisions of Paragraph 5 or 6 hereof, through February 19, 1998."

          2.   Paragraph 3(a) - Office and Duties.  Paragraph 3(a) of the
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Employment Agreement is hereby amended and restated in its entirety as follows:
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          "(a) During the term hereof, Employee shall serve as Chairman and
          Chief Executive Officer of the Corporation. Subject to any restrictions set forth in the By-Laws of the Corporation or which may be imposed from time to time by the Board of Directors of the Corporation, Employee shall perform such duties as are customary for an officer holding such position in a public company in the United States and such other duties as may from time to time be assigned to him by the Board of Directors of the Corporation. Employee shall have direct reporting responsibilities to the Board of Directors only. Employee shall perform his duties hereunder in a professional manner, shall use his best efforts to perform such duties in conformity with all applicable laws, rules and regulations of federal, state and local jurisdictions and shall perform such duties in a manner which will faithfully and diligently further the business and interests of the Corporation. By way of clarification and without any implication to the contrary, the Corporation shall not be entitled to terminate this Agreement upon a breach by Employee of the terms of this Paragraph 3(a) unless such breach constitutes a "termination for cause" under
          Section 6(a) hereof."

     3.   Paragraphs 4(a) and 4(b) - Compensation.  Paragraphs 4(a) and 4(b) of
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the Employment Agreement are hereby amended and restated in their entirety as follows:

          "(a) Salary.  A base salary for such services at the annual rate of
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          $375,000 through February 28, 1997, and at the annual rate of $250,000 thereafter, payable in bimonthly installments.

          (b) Bonus.  The Corporation may, from time to time, pay Employee such
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          bonuses as the Board of Directors may determine, but there is no agreement regarding any such bonuses and the existence and amounts of which shall be within the Board of Director's sole discretion."

          4.   Paragraph 6(a) - Termination of Employment.  The second sentence
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of Paragraph 6(a) of the Employment Agreement is amended to read as follows:
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          "Termination for cause" shall mean discharge by the Corporation by reason of any of the following (occurring at any time after the date of this Agreement):"

and Paragraph 6(a)(ii) of the Employment Agreement is hereby amended and restated in its entirety as follows:

          "(ii) Dishonesty or willful misconduct which adversely affects the reputation or business activities of the Corporation, substance abuse for which Employee fails to undertake and maintain treatment within 15 days after being requested by the Corporation, or misappropriation of assets."

          5.   Paragraph 6(b) - Termination of Employment Without Cause.
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Paragraph 6(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

          "(b) The Corporation may terminate the Employee without cause at any time. In the event of any termination of Employee without cause prior to February 19, 1998, unless Employee shall provide the Company with written notice (a "Covenant Termination Notice") within five (5) business days after the effective date of such termination that he wishes the restrictions contained in Section 7(a) to terminate immediately, (i) the Corporation shall pay or provide to Employee (in addition to the salary, bonus and other compensation to which Employee shall be entitled or shall have earned pursuant to Paragraph 4 hereof through the date of such termination and any benefits referred to in Paragraph 4 hereof in which Employee has a vested right under the terms and conditions of the plan or program pursuant to which such benefits were granted), (A) the base salary then in effect pursuant to the provisions of Paragraph 4(a) hereof through February 19, 1998, payable in bimonthly installments and (B) the medical and health insurance coverage pursuant to the provisions of Paragraph 4(c) through February 19, 1998, (ii) any partially vested options to purchase the Corporation's Common Stock granted to Employee by the Corporation will become vested and the expiration date of such options shall be based upon the date of expiration of each individual option grant and (iii) the restrictions contained in Paragraph 7(a) shall only be applicable through February 19, 1998. In the event the Corporation shall terminate the Employee without cause prior to February 19, 1998 and Employee delivers a Covenant Termination Notice
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          to the Corporation within the five (5) business day period following the effective date of such termination, Employee shall only be entitled to (x) such salary, bonus and other compensation to which Employee shall be entitled or shall have earned pursuant to Paragraph 4 hereof through the date of such termination and (y) any benefits referred to in Paragraph 4 hereof in which Employee has a vested right under the terms and conditions of the plan or program pursuant to which such benefits were granted and the Corporation shall not be obligated to pay or provide to Employee any compensation or other benefits after the effective date of such termination. Upon termination of this Agreement on February 19, 1998 in accordance with the terms hereof or at any time thereafter (if the term of this Agreement is extended), all obligations of the Corporation and Employee under this Agreement will cease as of the date of such termination, except Employee's obligations under Paragraph 7 will survive and Employee shall be entitled to all accrued salary, bonuses and other compensation hereunder which relate to the period prior to February 19, 1998."

     6.   Paragraph 7(a) - Restrictive Covenants.  The first paragraph of
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Paragraph 7(a) of the Employment Agreement is hereby amended and restated  in its entirety as follows:

          "(a) Employee agrees, as a condition to the Corporation agreeing to employ Employee and to the performance by the Corporation of its obligations hereunder, particularly its obligations under Paragraph 4 hereof, that until the later of the termination of this Agreement (including any renewals and extensions hereof) and February 19, 1998, Employee shall not, without the prior written approval of the Board of Directors of the Corporation, directly or indirectly through any other person, firm or corporation, whether individually or in conjunction with any other person, or as an employee, agent, consultant, representative, partner or holder of any interest in any other person, firm, corporation or other association:"

          7.   Other Items.  All other terms of the Employment Agreement remain
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in full force and effect and the terms thereof, as hereby amended, may not be changed, waived or terminated except in writing signed by the parties hereto.
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          IN WITNESS HEREOF, the parties have caused this amendment to be duly executed and delivered as of the date first written above.



                              THE SCORE BOARD, INC.


                              By:     /s/  John F. White
                                     -----------------------
                                    Name:   John F. White
                                    Title:  President


                                     /s/   Kenneth Goldin
                                    ------------------------
                                    Kenneth Goldin